CNI CHARTER FUNDS
SECOND AMENDMENT TO THE
CUSTODY AGREEMENT

THIS SECOND AMENDMENT dated as of the [___ day of November, 2012], to the Custody Agreement dated as of August 1, 2011, as amended January 1, 2012 (the “Custody Agreement”), is entered into by and between CNI Charter Funds, a Delaware trust (the "Trust") and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Custody Agreement; and

WHEREAS, the parties desire to amend the list of series of the Trust subject to the Custody Agreement; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by written agreement of the parties;

NOW, THEREFORE, the parties agree as follows:

Exhibit C is superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CNI CHARTER FUNDS	U.S. BANK, N.A.

By:	By:

Printed Name:	Printed Name:	Michael R. McVoy

Title:	Title:	Senior Vice President

Amended Exhibit C to the Custody Agreement – CNI Charter Funds

Fund Names

Separate Series of CNI Charter Funds

Diversified Equity Fund
Large Cap Growth Equity Fund
Socially Responsible Equity Fund
Large Cap Value Equity Fund
US Core Equity Fund (effective 11/30/12)

Multi Asset Fund

Limited Maturity Fixed Income Fund
Corporate Bond Fund
Government Bond Fund
California Tax Exempt Bond Fund
Full Maturity Fixed Income Fund
High Yield Bond Fund

California Tax Exempt Money Market Fund
Government Money Market Fund
Prime Money Market Fund

Emerging Markets Fund (formerly Rochdale Emerging Markets Portfolio) (Effective as of the close of the reorganization of Rochdale Investment Trust into the Trust (the “Reorganization”))
Fixed Income Opportunities Fund (formerly Rochdale Fixed Income Opportunities Portfolio) (Effective as of the Reorganization)
Dividend and Income Fund (formerly Rochdale Dividend and Income Portfolio) (Effective as of the Reorganization)
Intermediate Fixed Income Fund (formerly Rochdale Intermediate Fixed Income Portfolio) (Effective as of the Reorganization)
Large Growth Fund (formerly Rochdale Large Growth Portfolio) (Effective as of the Reorganization)
Large Value (formerly Rochdale Large Value Portfolio) (Effective as of the Reorganization)